UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2012

DEMANDWARE, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35450	20-0982939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Wall Street Burlington, MA		01803
(Address of Principal Executive Offices)		(Zip Code)

Company’s telephone number, including area code: (888) 553-9216

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2012, the Compensation Committee of the Board of Directors of Demandware, Inc. (the “Company”) approved the Company’s 2012 executive sales compensation plan (the “2012 Sales Plan”) for Jeffrey Barnett, the Company’s Executive Vice President, Field Operations. For the year ending December 31, 2012, Mr. Barnett’s compensation is comprised of (a) annual base salary, (b) commissions and (b) an executive incentive bonus. As previously disclosed by the Company, Mr. Barnett’s 2012 annual base salary is $250,000 and, under the Company’s 2012 incentive compensation plan, Mr. Barnett is eligible for an annual cash bonus of $75,000. Pursuant to the 2012 Sales Plan, Mr. Barnett is eligible for commissions based on an annual target for new customer committed average first year annual contract value, or ACV, as defined in the 2012 Sales Plan. To the extent Mr. Barnett meets his ACV target for 2012, he is eligible to earn a total cash commission of $175,000, or 50% of his annual base salary, and, subject to certain conditions, Mr. Barnett is eligible to receive additional commissions above his target commission to the extent he exceeds his annual ACV target.

The foregoing description of the material terms of the Plan is qualified in its entirety by the complete text of the 2012 Sales Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Demandware, Inc. 2012 Executive Sales Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMANDWARE, INC.

Date: March 29, 2012	By:	/s/ Sheila M. Flaherty
Sheila M. Flaherty Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Demandware, Inc. 2012 Executive Sales Compensation Plan